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Security Information








Security Name
Comparison Security
Comparison Security
Cusip
013330972
984121103
03674E108
Issuer
ACCENTURE LTD
XEROX CORP
ANTEON INTERNATIONAL
CORP
Ticker
ACN
XRX
ANT
Underwriters
Morgan Stanley & Co Inc, JP Morgan Securities Inc,
Credit Suisse First Boston LLC, UBS Securities LLC,
Banc of America Securities LLC, Citigroup Global
Markets Inc, Deutsche Bank Securities Inc, Merrill Lynch
Pierce Fenner & Smith Inc, Goldman Sachs & Co, SG
Cowen Securities Corp, Wachovia Capital Markets LLC,
Lehman Brothers, Needham & Company Inc, Soundview
Technology Corporation, Bear Stearns & Co Inc, ABN
AMRO Rothschild LLC, Cazenove & Co Ltd, Robert W.
Baird & Co Inc, Legg Mason Wood Walker Inc, Scotia
Capital USA Inc, Pacific Growth Equities LLC, MR. Beal
& Co, Chatsworth Securities LLC, AG Edwards & Sons
Inc, Edward D. Jones & Co LP, Punk, Ziegel & Company,
Thomas Weisel Partners LLC
Citigroup, Goldman Sachs, JP Morgan, Merrill Lynch, DBSI,
Bear Stearns, BNP Paribas, Credit Suisse, Danske Bank
Bear Stearns, Goldman Sachs,
Jeffereies & Co,
Jefferies/Quarterdeck, Morgan
Stanley, BB&T, Legg Mason,
UBS, US Bancorp
Years of continuous operation, including
predecessors
>3 years
N/A
N/A
Security
Accenture Ltd
Xerox Corp
Anteon International Corp
Is the affiliate a manager or co-manager of offering?
Co-Lead Manager
N/A
N/A
Name of underwriter or dealer from which
purchased
Morgan Stanley & Co Inc
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
9/23/2003
6/19/2003
9/16/2003
Total dollar amount of offering sold to QIBs
 $                                                    1,722,000,000.00
 $                                                                 410,000,000
 $                          223,080,000
Total dollar amount of any concurrent public
offering
 $                                                                          -
 $                                                                                -
 $                                         -
Total
 $                                                    1,722,000,000.00
 $                                                                 410,000,000
 $                          223,080,000
Public offering price
 $                                                                     21.00
 $                                                                           10.25
 $                                    33.80
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
2.85%
4.00%
4.76%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Par Value Purchased
$ Amount of Purchase
% of Offering Purchased by the
Fund
Security Performance
Fund Performance
Sell
Date*
Boston Funds







Scudder Technology & Innovation Fund
Boston
 $                          1,335,600
 $                 1,335,600
0.08%
6.38%
-5.82%
9/30/2003
Chicago Funds







Scudder Technology Fund
Chicago
 $                          9,712,500
 $                 9,712,500
0.56%
6.38%
-5.98%
9/30/2003
SVS II Technology Portfolio
Chicago
 $                          1,486,800
 $                 1,486,800
0.09%
6.38%
-5.92%
9/30/2003
Total

 $                        12,534,900
 $                12,534,900
0.73%





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